Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Municipal Trust on Form N-1A (“Registration Statement”) of our report dated July 24, 2017 relating to the financial statements and financial highlights which appears in the May 31, 2017 Annual Report to Shareholders of the Deutsche Managed Municipal Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 22, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Municipal Trust on Form N-1A (“Registration Statement”) of our report dated July 24, 2017 relating to the financial statements and financial highlights which appears in the May 31, 2017 Annual Report to Shareholders of the Deutsche Strategic High Yield Tax-Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 22, 2017